HealthStream Announces First Quarter 2020 Results Page 1 April 27, 2020	Exhibit 99.1

Contact:	Scott A. Roberts
Chief Financial Officer
(615) 301-3182
ir@healthstream.com

Media:
Mollie Condra, Ph.D.
Vice President,
Investor Relations &
Communications
(615) 301-3237
mollie.condra@healthstream.com

HEALTHSTREAM ANNOUNCES FIRST QUARTER 2020 RESULTS

NASHVILLE, Tenn. (April 27, 2020)—HealthStream, Inc. (Nasdaq: HSTM), a leading provider of workforce and provider solutions for the healthcare industry, announced today results for the first quarter ended March 31, 2020. In this earnings release, all results are from continuing operations only, unless otherwise indicated (i.e., results for the three months ended March 31, 2020 and 2019 exclude the gain on the sale of our divested Patient Experience business segment, which was completed in February 2018).

•	Revenues of $61.6 million in the first quarter of 2020, down 6% from $65.2 million in the first quarter of 2019.
•

Operating income of $7.2 million in the first quarter of 2020, up 35% from $5.4 million in the first quarter of 2019, which comparison was positively impacted by a favorable contractual adjustment to cost of revenues in the amount of $3.4 million during the first quarter of 2020.

•

Income from continuing operations of $7.1 million in the first quarter of 2020, up 48% from $4.8 million in the first quarter of 2019, which comparison was positively impacted by $2.6 million from the favorable adjustment referenced above.

•

Earnings per share (EPS) from continuing operations of $0.22 per share (diluted) in the first quarter of 2020, which was positively impacted by $0.08 from the favorable adjustment referenced above, compared to $0.15 per share (diluted) in the first quarter of 2019.

•	Adjusted EBITDA[1] from continuing operations of $11.8 million in the first quarter of 2020, down 6% from $12.5 million in the first quarter of 2019.
•

Completed the acquisition of NurseGrid, a Portland-based healthcare technology company that developed NurseGrid Mobile, the #1 rated and top downloaded app for nurses, on March 9, 2020 for $25 million.

•

Authorized a share repurchase program to repurchase up to $30.0 million of outstanding shares of common stock on March 13, 2020, with shares valued at approximately $10.0 million having been repurchased to date.

“During this time of great uncertainty and rapidly changing conditions, our mission to support healthcare providers remains resolute,” said Robert A. Frist, Jr., Chief Executive Officer, HealthStream. “To better prepare caregivers to combat the pandemic, we continue to make available a now widely utilized bundle of COVID-19 courses, free of charge. Also free of charge, we are providing the State of Tennessee with the platform to rapidly onboard and train the volunteer workforce staffing alternate care sites.”

Frist continued, “In the meantime, our entire workforce has been working from home for over a month now, and our customers are experiencing a range of conditions, including being subject to excessive

1 Adjusted EBITDA from continuing operations is a non-GAAP financial measure. A reconciliation of adjusted EBITDA from continuing operations to income from continuing operations and disclosure regarding why we believe adjusted EBITDA from continuing operations provides useful information to investors is included later in this release.

HealthStream Announces First Quarter 2020 Results Page 2 April 27, 2020

demand to address the needs of COVID-19 patients to being closed due to a discontinuance of or a substantial reduction in elective procedures. While the pandemic did not have a significant impact on our first quarter results and we continue to see strong utilization of our platform—particularly around the free bundle of COVID-19 courses, we are seeing and expect to continue to see a negative impact on our financial results beginning in the second quarter. We are not reasonably able to quantify the anticipated impact on our results in 2020 at this time, which is why we are withdrawing our previously issued 2020 guidance until further notice. As we enter into the uncharted territory of the COVID-19 landscape, we are fortunate to do so with a solid balance sheet and strong resolve to help our customers improve the quality of healthcare.”

Financial Results:

First Quarter 2020 Compared to First Quarter 2019

Revenues for the first quarter of 2020 decreased by $3.6 million, or 6 percent, to $61.6 million, compared to $65.2 million for the first quarter of 2019.

Revenues from our Workforce Solutions segment were $49.8 million for the first quarter of 2020, compared to $54.3 million for the first quarter of 2019. Revenue from our legacy resuscitation products declined by $6.1 million, while revenue from other workforce solutions products increased by $1.6 million. Revenues from legacy resuscitation products were $11.2 million in the first quarter of 2020, compared to $17.3 million in the first quarter of 2019. Revenues from the NurseGrid acquisition, which was completed on March 9, 2020, were not material to the first quarter of 2020.

Revenues from our Provider Solutions segment were $11.7 million for the first quarter of 2020, compared to $10.9 million for the first quarter of 2019. Revenue growth of $0.8 million was primarily attributable to new VerityStream subscriptions and professional services for client implementations along with $0.4 million of revenues from the CredentialMyDoc acquisition, which was completed in December 2019.

Operating income was $7.2 million for the first quarter of 2020, up 35 percent from $5.4 million for the first quarter of 2019. The increase in operating income resulted primarily from a $3.4 million favorable contractual adjustment to royalty expense, resulting in a reduction to cost of revenues. This favorable adjustment resulted from the resolution of a mutual disagreement relating to various elements of a past partnership. In addition, we experienced lower royalty expense associated with the decline in the legacy resuscitation revenues, but operating expenses were impacted by higher personnel costs due to increased staffing levels and higher depreciation and amortization associated with capitalized software and the relocation of our corporate offices in 2019.

Other income includes a $1.2 million gain associated with the change in fair value of our non-marketable equity investment in NurseGrid prior to our acquisition of NurseGrid on March 9, 2020.

Income from continuing operations was $7.1 million in the first quarter of 2020, up 48 percent from $4.8 million in the first quarter of 2019, and EPS from continuing operations was $0.22 per share (diluted) in the first quarter of 2020, compared to $0.15 per share (diluted) for the first quarter of 2019, both of which were positively impacted in the amount of $2.6 million, or $0.08 per share, from the  favorable adjustment referenced above. Net income (from continuing and discontinued operations) was $7.1 million in the first quarter of 2020, compared to $6.0 million in the first quarter of 2019. EPS was $0.22 per share (diluted) for the first quarter of 2020, compared to $0.18 per share (diluted) for the first quarter of 2019.

Adjusted EBITDA from continuing operations was $11.8 million for the first quarter of 2020, down 6 percent from $12.5 million in the first quarter of 2019.

HealthStream Announces First Quarter 2020 Results Page 3 April 27, 2020

Adjusted EBITDA (from continuing and discontinued operations) was $11.8 million for the first quarter of 2020, compared to $14.1 million in the first quarter of 2019.

At March 31, 2020, the Company had cash and cash equivalents and marketable securities of $142.0 million. Capital expenditures incurred during the first quarter of 2020 were $4.0 million.

Other Business Updates

At March 31, 2020, we had approximately 3.40 million contracted subscriptions to hStream™, our Platform-as-a-Service technology. hStream technology enables healthcare organizations and their respective workforces to easily connect to and gain value from the growing HealthStream ecosystem of applications, tools, and content.

On March 9, 2020, the Company acquired NurseGrid, a Portland-based healthcare technology company offering NurseGrid Mobile, the #1 rated and top downloaded app for nurses, and its corollary application for nurse managers, NurseGrid Enterprise, for $25.0 million, subject to a post-closing working capital adjustment. The net cash paid for NurseGrid was approximately $21.4 million after taking into consideration the existing minority non-marketable equity investment in NurseGrid that the Company previously had held since January 31, 2019. The financial results of NurseGrid have been included in the Workforce Solutions segment from the date of acquisition.

On March 13, 2020, the Company’s Board of Directors authorized a share repurchase program to repurchase up to $30.0 million of outstanding shares of common stock. Pursuant to this authorization the Company acquired shares valued at approximately $10.0 million to date and may continue to make such purchases in the open market through privately negotiated transactions or otherwise, including under a Rule 10b5-1 plan. The share repurchase program will terminate on the earlier of March 12, 2021 or when the maximum dollar amount has been expended. The share repurchase program does not require the Company to acquire any amount of shares and may be suspended or discontinued at any time.

Financial Outlook for 2020

The Company believes the extent of COVID-19’s negative impact on its operating results and financial condition will be driven by many factors, including the length and severity of the COVID-19 pandemic and the impact of the pandemic on economic activity, particularly with respect to healthcare organizations. As a result of the unpredictable and rapidly evolving environment related to the COVID-19 pandemic, at this time the Company cannot reasonably quantify the impact that the pandemic will have on its operating and financial results in 2020. Due to this continued uncertainty, the Company is withdrawing its 2020 guidance previously issued in its earnings release dated February 18, 2020 and later updated on March 9, 2020.

The Company expects to continue providing its full range of workforce and provider solutions to its customers and to continue supporting all healthcare providers in their efforts to overcome the COVID-19 pandemic.

A conference call with Robert A. Frist, Jr., Chief Executive Officer, Scott A. Roberts, Chief Financial Officer and Senior Vice President, and Mollie Condra, Vice President of Investor Relations and Corporate Communications, will be held on Tuesday, April 28, 2020, at 9:00 a.m. (ET). To listen to the conference, please dial 877-647-2842 (no conference ID needed) if you are calling within the domestic U.S. or Canada. If you are an international caller, please dial 914-495-8564 (no conference ID needed). The conference may also be accessed by going to http://ir.healthstream.com/events.cfm

HealthStream Announces First Quarter 2020 Results Page 4 April 27, 2020

for the simultaneous Webcast of the call, which will subsequently be available for replay. The replay telephone numbers are 855-859-2056 (conference ID #2399274) for U.S. and Canadian callers and 404-537-3406 (conference ID #2399274) for international callers.

Use of Non-GAAP Financial Measures

This press release presents adjusted EBITDA from continuing operations and adjusted EBITDA, both of which are non-GAAP financial measures used by management in analyzing the Company’s financial results and ongoing operational performance.

In order to better assess the Company’s financial results, management believes that net income before interest, income taxes, stock based compensation, depreciation and amortization, changes in fair value of non-marketable equity investments, and the de-recognition of non-cash royalty expense resulting from our resolution of a mutual disagreement related to various elements of a past partnership which resulted in a reduction to costs of revenues in the first quarter of 2020 as described above (“adjusted EBITDA”) is a useful measure for evaluating the operating performance of the Company because adjusted EBITDA reflects net income adjusted for certain non-cash and non-operating items. Management also believes that adjusted EBITDA from continuing operations is a useful measure for evaluating the operating performance of the Company because such measure excludes the gain on sale in connection with the sale of the PX business in February 2018 and thus reflects the Company’s ongoing business operations and assists in comparing the Company’s results of operations between periods. We also believe that adjusted EBITDA and adjusted EBITDA from continuing operations are useful to many investors to assess the Company’s ongoing results from current operations. Adjusted EBITDA and adjusted EBITDA from continuing operations are non-GAAP financial measures and should not be considered as measures of financial performance under GAAP. Because adjusted EBITDA and adjusted EBITDA from continuing operations are not measurements determined in accordance with GAAP, such non-GAAP financial measures are susceptible to varying calculations. Accordingly, adjusted EBITDA and adjusted EBITDA from continuing operations, as presented, may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools.

These non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance, which are prepared in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. Investors are encouraged to review the reconciliations of our GAAP to non-GAAP financial measures, which are set forth below in this release.

HealthStream Announces First Quarter 2020 Results Page 5 April 27, 2020

About HealthStream

HealthStream (Nasdaq: HSTM) is dedicated to improving patient outcomes through the development of healthcare organizations’ greatest asset: their people. Our unified suite of solutions is contracted by healthcare organizations across the U.S. for workforce development, training & learning management, talent management, credentialing, privileging, provider enrollment, performance assessment, and managing simulation-based education programs. Based in Nashville, Tennessee, HealthStream has additional offices in Jericho, New York; Boulder, Colorado; Denver, Colorado; San Diego, California; Chicago, Illinois; and Portland, Oregon. For more information, visit http://www.healthstream.com or call 800-521-0574.

HealthStream Announces First Quarter 2020 Results Page 6 April 27, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	March 31, 2020	March 31, 2019
Revenues, net	$61,572	$65,187
Operating costs and expenses:
Cost of revenues (excluding depreciation and amortization) (1)	20,359	26,861
Product development	7,468	6,927
Sales and marketing	9,188	9,521
Other general and administrative expenses	9,864	9,970
Depreciation and amortization	7,449	6,539
Total operating costs and expenses	54,328	59,818

Operating income	7,244	5,369

Other income, net	1,706	822

Income from continuing operations before income tax provision	8,950	6,191
Income tax provision	1,858	1,411
Income from continuing operations	7,092	4,780
Discontinued operations:
Gain on sale of discontinued operations	—	1,620
Income tax provision	—	426
Income from discontinued operations	—	1,194
Net income	$7,092	$5,974

Net income per share - basic:
Continuing operations	$0.22	$0.15
Discontinued operations	—	0.03
Net income per share - basic	$0.22	$0.18

Net income per share - diluted:
Continuing operations	$0.22	$0.15
Discontinued operations	—	0.03
Net income per share - diluted	$0.22	$0.18

Weighted average shares of common stock outstanding:
Basic	32,334	32,337
Diluted	32,357	32,377
(1) - Includes $3.4 million favorable adjustment, resulting in a reduction to royalty expense for the period ended March 31, 2020.

HealthStream Announces First Quarter 2020 Results Page 7 April 27, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Balance Sheets

(In thousands)

(Unaudited)

	March 31,	December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$107,425	$131,538
Marketable securities	34,585	41,328
Accounts and unbilled receivables, net	34,755	30,376
Prepaid and other current assets	23,891	21,330
Total current assets	200,656	224,572

Capitalized software development, net	22,209	21,445
Property and equipment, net	24,425	26,065
Operating lease right of use assets, net	29,135	29,615
Goodwill and intangible assets, net	182,608	162,277
Deferred tax assets	269	269
Deferred commissions	17,088	17,645
Other assets	5,121	7,656
Total assets	$481,511	$489,544

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable, accrued and other liabilities	$30,104	$39,674
Deferred revenue	72,370	65,511
Total current liabilities	102,474	105,185
Deferred tax liabilities	11,565	13,183
Deferred revenue, non-current	1,591	1,918
Operating lease liability, noncurrent	30,108	30,733
Other long-term liabilities	357	357
Total liabilities	146,095	151,376

Shareholders’ equity:
Common stock	280,322	290,021
Accumulated other comprehensive (loss) income	(141)	4
Retained earnings	55,235	48,143
Total shareholders’ equity	335,416	338,168
Total liabilities and shareholders' equity	$481,511	$489,544

HealthStream Announces First Quarter 2020 Results Page 8 April 27, 2020

HEALTHSTREAM, INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three Months Ended
	March 31,	March 31,
	2020	2019
Operating activities:
Net income	$7,092	$5,974
Income from discontinued operations	—	(1,194)
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,449	6,539
Share-based compensation	550	516
Amortization of deferred commissions	2,159	2,121
Deferred income taxes	500	433
Provision for doubtful accounts	288	2
Loss (gain) on equity method investments	11	(54)
Non-cash royalty expense	(3,440)	—
Change in fair value of non-marketable equity investments	(1,152)	—
Other	47	(28)
Changes in assets and liabilities:
Accounts and unbilled receivables	(4,573)	1,387
Prepaid and other assets	(3,935)	(3,967)
Accounts payable, accrued and other liabilities	(5,333)	(2,044)
Deferred revenue	6,453	6,400
Net cash provided by operating activities	6,116	16,085

Investing activities:
Business combinations, net of cash acquired	(21,421)	(18,002)
Changes in marketable securities	6,595	(1,764)
Payments to acquire non-marketable equity investments	—	(3,342)
Purchases of property and equipment	(1,010)	(11,338)
Payments associated with capitalized software development	(4,068)	(4,933)
Net cash used in investing activities	(19,904)	(39,379)

Financing activities:
Proceeds from exercise of stock options	—	31
Taxes paid related to net settlement of equity awards	(373)	(359)
Payment of earn-outs related to prior acquisitions	—	(37)
Repurchases of common stock	(9,876)	—
Payment of cash dividends	(30)	(52)
Net cash used in financing activities	(10,279)	(417)

Effect of exchange rate changes on cash and cash equivalents	(46)	—
Net decrease in cash and cash equivalents	(24,113)	(23,711)
Cash and cash equivalents at beginning of period	131,538	134,321
Cash and cash equivalents at end of period	$107,425	$110,610

HealthStream Announces First Quarter 2020 Results Page 9 April 27, 2020

Reconciliation of GAAP to Non-GAAP Financial Measures(1)

(In thousands)

(Unaudited)

	Three Months Ended March 31,
	2020	2019
GAAP income from continuing operations	$7,092	$4,780
Interest income	(594)	(790)
Interest expense	25	21
Income tax provision	1,858	1,411
Stock based compensation expense	550	516
Depreciation and amortization	7,449	6,539
Change in fair value of non-marketable equity investments	(1,152)	—
Non-cash royalty expense	(3,440)	—
Adjusted EBITDA from continuing operations	$11,788	$12,477

GAAP net income	$7,092	$5,974
Interest income	(594)	(790)
Interest expense	25	21
Income tax provision	1,858	1,837
Stock based compensation expense	550	516
Depreciation and amortization	7,449	6,539
Change in fair value of non-marketable equity investments	(1,152)	—
Non-cash royalty expense	(3,440)	—
Adjusted EBITDA	$11,788	$14,097

(1)This press release contains certain non-GAAP financial measures, including adjusted EBITDA and adjusted EBITDA from continuing operations, which are used by management in analyzing its financial results and ongoing operational performance.

HealthStream Announces First Quarter 2020 Results Page 10 April 27, 2020

This press release includes certain forward-looking statements (statements other than solely with respect to historical fact), including statements regarding expectations for financial performance for 2020 as well as the anticipated impact of the COVID-19 pandemic on our financial results, that involve risks and uncertainties regarding HealthStream. These statements are based upon management’s beliefs, as well as assumptions made by and data currently available to management. This information has been, or in the future may be, included in reliance on the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company cautions that forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by the forward-looking statements, including, without limitation, as the result of developments related to the COVID-19 pandemic, including, without limitation, related to the length and severity of the pandemic; business and economic conditions resulting from the pandemic; the impact on the pandemic on healthcare organizations; measures we are taking to respond to the pandemic; the impact of governmental action and regulation in connection with the pandemic (including the CARES Act); potential workforce disruptions; and the disruption in capital and financial markets; as well as risks referenced in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 26, 2020, and in the Company’s other filings with the Securities and Exchange Commission from time to time. Consequently, such forward-looking information should not be regarded as a representation or warranty or statement by the Company that such projections will be realized. Many of the factors that will determine the Company’s future results are beyond the ability of the Company to control or predict. Readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. The Company undertakes no obligation to update or revise any such forward-looking statements.

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